                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              HANSON AMERICA INC.

     HANSON AMERICA INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is HANSON AMERICA INC.

     The date of filing of its original Certificate of Incorporation with the Secretary of State, under the name H M Investments, Ltd., was November 19, 1980.

     2. This Restated Certificate of Incorporation restates and integrates the Certificate of Incorporation and does not further amend the provisions of the Certificate of Incorporation.

     3 The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated without further amendments as set forth in full:

     FIRST: The name of the Corporation is Hanson America Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange St., City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is seventeen thousand, seven hundred and fifty (17,750), of which ten thousand (10,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated as 'Common Stock', two hundred and fifty (250) shares having a par value of One Thousand Dollars ($1,000) per share shall be of a class designated as 'Series A Cumulative Preferred Stock', one thousand five hundred (1,500) shares having no par value shall be of a class designated as 'Series B Noncumulative Preferred Stock' and six thousand (6,000) shares having no par value shall be of a class designated as 'Series C Noncumulative

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Preferred Stock'.

     The designations, voting powers, preferences, and optional or other special
rights,   and  the   qualifications,  limitations,   or  restrictions,   of  the
aforementioned classes of stock shall be as follows:

          (1) Series A Cumulative Preferred Stock

             (a) Shares of the Series A Cumulative Preferred Stock shall be issued at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of Series A Cumulative Preferred Stock shall be of equal rank and identical in all respects.

             (b) The holders of Series A Cumulative Preferred Stock shall be entitled to receive dividends in cash, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, at the rate per share of One Hundred Twenty Dollars ($120) per annum, and no more, which dividends, if declared, shall be payable on each issued and outstanding share of Series A Cumulative Preferred Stock annually on the thirty-first day of August (the 'Dividend Date') of each year, commencing on the first Dividend Date occurring at least ten (10) days after the date of original issue of such share (its 'Original Issue Date'), and, if not declared, shall be cumulative, without interest, from the Original Issue Date.

             (c) Any share of Series A Cumulative Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its Original Issue Date, at the redemption price of One Thousand Dollars ($1,000) per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that at any time less than all of the issued and outstanding shares of the Series A Cumulative Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the Corporation. Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Series

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        A Cumulative  Preferred  Stock  to  be redeemed,  at  his  last  address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption. If less than all of the Shares of the Series A Cumulative Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number-of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. If such notice of redemption shall have been duly mailed to a holder of shares of Series A Cumulative Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series A Cumulative Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such
        irrevocable   instructions  and   the  setting  aside   of  such  funds,
        notwithstanding that any certificate for shares of Series A Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive the redemption price of such shares, without interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

             (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Series B Noncumulative Preferred Stock or the Series C Noncumulative Preferred Stock or the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series A Cumulative Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) per share of Series A Cumulative Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment.

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     In the event that the assets of the Corporation  available for distribution to the holders of shares of the Series A Cumulative Preferred Stock upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, proportionate distributive amounts shall be paid ratably on account of the issued and outstanding shares of the Series A Cumulative Preferred Stock.

             (e) No shares of the Series A Cumulative Preferred Stock shall be convertible into any other security at the option of either the Corporation or the holder of such share.

             (f) The holders of shares of the Series A Cumulative Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares.

             (g) Except as otherwise may be required by law, the holders of Series A Cumulative Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of members of the Board of Directors of the Corporation, or otherwise to participate in any matter or issue to be determined by vote or consent of stockholders of the Corporation.

     (2) Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock.

             (a) Shares of the Series B Noncumulative Preferred Stock and of the Series C Noncumulative Preferred Stock shall be issued at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock shall be of equal rank and identical in all respects, except as to their redemption prices, as hereinafter provided.

             (b) After the requirements with respect to cumulative preferential dividends on the Series A Cumulative Stock (as provided in Paragraph (1)
        (b) of this Article FOURTH) shall have been met, then and not otherwise, before any dividend shall be declared on the

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        Common Stock, the holders of Series B Noncumulative Preferred Stock  and
        Series C Noncumulative Preferred Stock shall be entitled to receive dividends in cash, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, at the rate per share of $15,000 per annum for each share of Series B Noncumulative Preferred Stock and $13,000 per annum for each share of Series C
        Noncumulative   Preferred  Stock,  and  no  more,  which  dividends,  if
        declared, shall be payable on each issued and outstanding share of Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock on the Dividend Date (which term is defined in Paragraph
        (1) (b) of this Article FOURTH), commencing on the first Dividend Date occurring at least ten (10) days after the day of original issue of such share, and shall not be cumulative.

             (c) Any share of Series B Noncumulative Preferred Stock or Series C Noncumulative Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time, at the redemption price of $100,000 per Share, provided that for all redemptions of Series B Noncumulative Preferred Stock after April 1, 1982, the redemption price per share shall equal the amount in U.S. Dollars ('Dollars') on the date of redemption equivalent to forty-one thousand five hundred and forty-five and one-half (41,545.5) British pounds sterling ('Pounds') and provided further that for all redemptions of Series C Noncumulative Preferred Stock after April 1, 1984, the redemption price per share shall equal the amount in Dollars which at the Rate of Exchange, as hereinafter defined, in effect on the date of redemption of that share is equal to the amount in Pounds, which at the Rate of Exchange in effect on the date of issue of that share, was equal to $100,000. For the purpose of any such redemption of shares of Series C Noncumulative Preferred Stock, the rate of exchange will be the noon buying rate for Pounds for cable transfers in New York City as reported by the Federal Reserve Bank of New York (the 'Rate of Exchange'). Unless prohibited by law, within each period of twelve months commencing with the twelve months ending December 31, 1982, the Corporation shall be required to redeem twenty
        (20) shares of the Series B Noncumulative Preferred Stock at the redemption price provided for in this Paragraph (2) (c). Except with respect to such required redemption, shares of Series C Noncumulative Preferred Stock shall be redeemed at the

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        redemption price provided for in  this Paragraph 2(c) in Preference  and priority to the redemption of Series B Noncumulative Preferred stock; provided, however, that the redemption obligation imposed by this sentence with respect to Series B Noncumulative Preferred Stock shall be cumulative so that if for any reason the Corporation shall not have redeemed on or before December 31, in any of such years, all of the Shares of the Series B Noncumulative Preferred Stock which are required to be redeemed as provided in this sentence, the obligation of the Corporation to redeem those Shares which were not redeemed as provided for in this sentence shall continue until those shares have been redeemed. In the event that at any time less than all of the issued and outstanding shares of the Series B Noncumulative Preferred Stock or Series C Noncumulative Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the Corporation. Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the
        Corporation,   addressed  to   each  holder   of  record   of  Series  B
        Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption. If less than all of the shares of the Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock owned by such holder are then to be redeemed, (i) the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares and
        (ii) in the case of Series C Noncumulative Preferred Stock, each subsequently issued certificate representing any unredeemed shares shall bear a legend indicating the date of original issue of those shares for the purpose of determining the applicable Rate of Exchange in the event that those shares late are redeemed in accordance with this Paragraph 2
        (c). If such notice of redemption shall have been duly mailed to a holder of shares of Series B Noncumulative Preferred Stock or Series C
        Noncumulative   Preferred   Stock   to  be   redeemed,   or  irrevocable
        instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock, and if on or before the redemption date named in such notice all funds necessary

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        for such redemption  shall have  been set  aside by  the Corporation  in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such
        irrevocable   instructions  and   the  setting  aside   of  such  funds,
        notwithstanding  that   any  certificate   for   shares  of   Series   B
        Noncumulative  Preferred Stock or Series C Noncumulative Preferred Stock
        so  called  for   redemption  shall  not   have  been  surrendered   for
        cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive the redemption price of such shares, without interest, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

             (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, after the requirements with respect to liquidation preferences of the Series A Cumulative Preferred Stock (as provided in Paragraph (1) (d) of this Article FOURTH) shall have been met, then and not otherwise, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock shall be entitled to receive $100,000 per share of Series B Noncumulative Preferred Stock or Series C Noncumulative Preferred Stock, provided that for all distributions after April 1, 1982, each holder of shares of the Series B Noncumulative Preferred Stock shall be entitled to receive the amount in Dollars at the Rate of Exchange on the date of distribution equivalent to 41,545.5 Pounds per share of Series B Noncumulative Preferred Stock held by such holder and each holder of shares of the Series C Noncumulative Preferred Stock shall be entitled to receive the amount in Dollars which at the Rate of Exchange in effect on the date of distribution with respect to that share is equal to the amount in Pounds which at the Rate of Exchange in effect on the date of issue of that share was equal to $100,000.

             In the event that the assets of the Corporation available for distribution to the holders of shares of

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        the Series B  Noncumulative Preferred  Stock or  Series C  Noncumulative
        Preferred   Stock  upon   any  voluntary   or  involuntary  liquidation,
        dissolution, distribution of assets or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders
        are  entitled   pursuant  to   the  immediately   preceding   paragraph,
        proportionate distributive amounts shall be paid ratably on account of the issued and outstanding shares of the Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock.

             (e) No share of the Series B Noncumulative Preferred Stock or series C Noncumulative Preferred Stock shall be convertible into any other security at the option of either the corporation or the holder of such share.

             (f) The holders of shares of the Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares.

             (g) Except as otherwise may be required by law, the holders of Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of members of the Board of Directors of the Corporation, or otherwise to participate in any matter or issue to be determined by vote or consent of stockholders of the Corporation.

          (3) Common Stock.

             (a) After the requirements with respect to preferential dividends on the Series A Cumulative Preferred Stock and Series B Noncumulative Preferred Stock and Series C Noncumulative Preferred Stock, respectively (as provided for in Paragraphs (1) (b) and (2) (b) of this Article FOURTH), shall have been met, then and not otherwise the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors; provided, that dividends in cash if declared, shall be payable on each issued and outstanding share of Common Stock on a Dividend Date (which term is defined in Paragraph (1) (b) of this

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        Article  FOURTH),  commencing on  the first  Dividend Date  occurring at least ten (10) days after the date of original issue of such share.

             (b) After distribution in full of the preferential amounts (as provided in Paragraphs (1) (d) and (2) (d) of this Article FOURTH) to be distributed to the holders of Series A Cumulative Preferred Stock and Series B Noncumulative Preferred Stock and Series C Noncumulative
        Preferred Stock, respectively, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, then and not otherwise the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock respectively held by them.

             (c) Except as otherwise may be required by law, each holder of Common Stock shall have one vote in respect of each share of such Common Stock held by him on all matters voted upon by the stockholders.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to
     make,   alter,  amend,  change,  add  or  to  repeal  the  By-Laws  of  the
     Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed, by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as

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     may be exercised or done by the Corporation,  subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: Meeting of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers anointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stock-

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holders herein are granted subject to this reservation.

     4. This Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HANSON AMERICA INC. has caused this Certificate to be signed by George H. MacLean, its Vice President, and attested by Steven C. Barre, its Assistant Secretary, this 3rd day of March, 1994.

                                          HANSON AMERICA INC.

                                          By:  /s/     GEORGE H. MACLEAN
                                             -----------------------------------
                                             George H. MacLean
                                             Vice President

ATTEST:

By:  /s/      STEVEN C. BARRE
    ----------------------------------
    Steven C. Barre
    Assistant Secretary

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